Exhibit 99.1

For Immediate Release	Contact: Joel Edwards CFO 425.357.3687 Jedwards@coastalbank.com

Coastal Financial Corporation Announces Public Offering of Common Stock

EVERETT, Wash., December 13, 2021 – Coastal Financial Corporation (NASDAQ: CCB) (“Coastal” or the “Company”), the holding company for Coastal Community Bank (the “Bank”), today announced the launch of an underwritten public offering of $30.0 million of its common stock. Coastal expects to grant the underwriters a 30-day option to purchase up to an additional $4.5 million of its common stock.

The Company intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, supporting investment opportunities and the Bank’s growth.

Keefe, Bruyette & Woods, Inc. is serving as sole bookrunning manager and Raymond James & Associates, Inc., Stephens Inc., and Hovde Group, LLC are serving as co-managers for the offering.

The shares of common stock will be issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-255210) filed by Coastal with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on April 22, 2021, and only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement related to the offering has been filed with the SEC. Prospective investors should read the preliminary prospectus supplement, the final prospectus supplement, when available, and the accompanying prospectus and other documents Coastal has filed with the SEC for more complete information about Coastal and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Copies of the preliminary prospectus supplement, the final prospectus supplement, when available, and the accompanying prospectus relating to this offering may be obtained by contacting Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, Fourth Floor, New York, NY 10019, attention: Equity Capital Markets, or by calling toll free at (800) 966-1559 or emailing USCapitalMarkets@kbw.com.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities, nor shall there be any offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Coastal Financial Corporation

Coastal Financial Corporation (Nasdaq: CCB), is an Everett, Washington-based bank holding company whose wholly owned subsidiaries are Coastal Community Bank and Arlington Olympic LLC. The Bank provides service through 14 branches in Snohomish, Island, and King Counties in Washington, the Internet and its mobile banking application. The Bank, through its CCBX division, provides banking as a service (“BaaS”) that allows its broker-dealer and digital financial service partners to offer their customers banking services. As of September 30, 2021, Coastal had total assets of $2.45 billion, total loans receivable of $1.71 billion, total deposits of $2.22 billion, and total shareholders’ equity of $161.1 million. To learn more about the Bank visit www.coastalbank.com.

Member FDIC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Any or all of the forward-looking statements in this press release may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this press release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the most recent period filed, our Quarterly Report on Form 10-Q for the most recent quarter, and in any of our other filings with the SEC.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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